                                                                EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT
                         AS OF THE DISTRIBUTION DATE


                                                                                 PERCENTAGE OF
                                                                                  VOTING STOCK
                                                                                    OWNED OR
                                                               PLACE OF          CONTROLLED BY
     NAME                                                    INCORPORATION       THE REGISTRANT
     ----                                                    -------------       --------------

Hussmann International, Inc. (Registrant).......................Delaware
  Hussmann Corporation..........................................Missouri               100
    Krack Corporation...........................................Illinois               100
    Hussmann International Sales Corporation....................Barbados               100
    Hussmann Tempcool Holdings PTE Limited......................Singapore               50
    Luoyang Hussmann Refrigeration Co., Ltd.....................China                   55
    Refrigeracion Frio Lux S.A.I................................Chile                  100
  Whitman Netherlands B.V.......................................Netherlands            100
    Hussmann Mexico Ltda........................................Mexico                 100
      American Refrigeration Products Ltda......................Mexico                 100
      Industrias Frigorificas S.A. de C.V.......................Mexico                 100
      Hussmann Immobiliaria, S.A. de C.V........................Mexico                 100
      Gilmart S.A. de C.V.......................................Mexico                 100
        Industrias Gilvert S.A. de C.V..........................Mexico                 100
    Hussmann Refrigeration International B.V....................Netherlands            100
      Fast-Frio do Brasil Ltda..................................Brazil                  70
      Hussmann Canada Holdings, Ltd.............................Canada                 100
        Hussmann Canada, Inc....................................Canada                 100
      Hussmann Holdings, Ltd....................................Great Britain          100
        Hussmann (Europe) Ltd...................................Great Britain          100
        Hussmann Refrigeration (Hungary) KFT....................Hungary                 60


  The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.